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                                                                EXHIBIT 10(a)(3)


                                SECOND AMENDMENT
                                     TO THE
                     QUAKER LONG TERM INCENTIVE PLAN OF 1990
           (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 1996)

         WHEREAS, The Quaker Long Term Incentive Plan of 1990, as amended and restated effective as of September 1, 1996 (the "Plan"), was established by The Quaker Oats Company (the "Company") for the benefit of its eligible employees; and

         WHEREAS, amendment of the Plan is desirable to eliminate the cancellation and payment of cash in connection with any change in control transaction which would preclude pooling of interests accounting, if such treatment would otherwise apply to the transaction, but otherwise retain the full effect and benefit of the plan provisions, including the elimination of further service requirements as a condition of the options or restricted stock;

         NOW, THEREFORE, pursuant to the authority delegated to the undersigned by resolution of the Board of Directors, the Plan is hereby amended as of the 21st day of November, 2000, by adding a new paragraph 9.1(h) immediately following paragraph 9.1(g) as follows:

         (h) Pooling of Interests. Notwithstanding any other provision of the Plan, Options outstanding on the date of a Change in Control which is intended to qualify as a pooling of interests transaction, which would otherwise be cancelled and cashed out in accordance with paragraph (a) above, after application of the limitations set forth in paragraph (g) above, shall not be subject to any additional service requirement as a condition of exercise but shall not otherwise be subject to the provisions of such paragraph (a), and the Restricted Period with respect to Restricted Stock, which would otherwise be cancelled and cashed out in accordance with paragraph (c) above, after application of the limitations of paragraph (g) above, shall lapse on the date of any such Change in Control but such Restricted Stock shall not otherwise be subject to the provisions of such paragraph (c).

         IN WITNESS WHEREOF, this Amendment is executed below by a duly authorized officer of the Company.


                                                The Quaker Oats Company

                                                By:  /s/ Robert S. Morrison
                                                    ----------------------------
                                                Its: Chairman, President, and
                                                     ---------------------------
                                                     Chief Executive Officer
                                                     ---------------------------